Exhibit 23.1                      Consent of McGladrey & Pullen, LLP

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
North Central Bancshares, Inc.
Fort Dodge, Iowa

We consent to the incorporation by reference in the Registration Statement (Registration #333-33089) on Form S-8 as filed with the Commission on August 7, 1997, the Registration Statement (Registration #333-82490) on Form S-8 as filed with the Commission on February 11, 2002, the Registration Statement (Registration #333-133810) on Form S-8 as filed with the Commission on May 4, 2006, Registration Statement No. 333-157027 on Form S-3 (Registration #333-157172) as filed with the Commission on March 27, 2009, and the Registration Statement (Registration #333-168640 ) on Form S-8 as filed with the Commission on August 9, 2010 of  North Central Bancshares, Inc. of our report dated March 9, 2012, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of North Central Bancshares, Inc. and subsidiaries for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 9, 2012

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